Exhibit 23.01



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 27, 1995, included in TII Industries, Inc. Form 10-K for the year ended June 30, 1995, and to all references to our firm included in this registration statement.



/s/ Arthur Andersen LLP.


San Juan, Puerto Rico,
December 8, 1995.